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                                                                     EXHIBIT 1.1

                                2,500,000 Shares

                         MICROCIDE PHARMACEUTICALS, INC.

                            (a Delaware corporation)

                                  Common Stock

                           (Par Value $.001 Per Share)

                               PURCHASE AGREEMENT

                                                                          , 1996

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
ALEX. BROWN & SONS INCORPORATED
COWEN & COMPANY
         as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Dear Sirs:

                  Microcide Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Alex. Brown & Sons Incorporated ("Alex. Brown"), Cowen & Company ("Cowen") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Merrill Lynch, Alex. Brown and Cowen are acting as representatives (in such capacity, Merrill Lynch, Alex. Brown and Cowen shall hereinafter be referred to as the "Representatives"), with respect to the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.001 per share, of
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the Company ("Common Stock") set forth in said Schedule A (except as may otherwise be provided in the Pricing Agreement, as hereinafter defined) and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 375,000 additional shares of Common Stock to cover over-allotments, except as may otherwise be provided in the Pricing Agreement. The aforesaid 2,500,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 375,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are collectively hereinafter called the "Securities."

                  Prior to the purchase and public offering of the Securities by the several Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-02400), for the registration of 2,875,000 shares of Common Stock, under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended or supplemental prospectuses as may hereafter be required. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
(ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Informa-

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tion, as applicable, as from time to time amended or supplemented pursuant to the 1933 Act, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, in the form furnished to the Underwriters for use in connection with the offering of the Securities, as from time to time amended or supplemented in accordance with the 1933 Act, is herein called the "Prospectus," except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated April 22, 1996 together with the Term Sheet, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet.

                  The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after the Pricing Agreement has been executed and delivered.

                  Section 1.  Representations and Warranties.

                  (a) The Company represents and warrants to each Underwriter as of the date hereof, as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") and as of the Closing Time referred to in Section 2(c) hereof, and agrees with each Underwriter, as follows:

                           (i) Compliance with Registration Requirements. Each
                  of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                           At the respective times the Registration Statement,
                  the Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the Representation Date and at the Closing Time (and, if any Option Securities are purchased, up to the Date of Delivery referred to below), the Registration Statement, the Rule 462(b) Registration Statement and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations


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                  and did not contain and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to prospectuses which have been provided to the Underwriters by the Company for use in connection with the offering of Securities which differ from the Prospectus on file at the Commission, in which case at the time the Prospectus is first provided to the Underwriters for their use) and at the Closing Time, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and if Rule 434 is used, the Company will comply with the requirements of Rule 434; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus. The Company makes no representation or warranty as to (i) the last paragraph on the outside front cover page of the Prospectus and (ii) the statements contained in the second and seventh paragraphs under the caption "Underwriting" in the Prospectus. The Company acknowledges that the statements referred to in the previous sentence constitute the only information furnished in writing by the Representatives on behalf of the several Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

                           Each preliminary prospectus and the Prospectus filed
                  as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations.

                           (ii) Independent Accountants. The accountants who
                  certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                           (iii) Financial Statements. The financial statements
                  included in the Registration Statement and the Prospectus, together with the related schedules and notes present fairly the financial position of the Company at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; and the sup-

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                  porting schedules, if any, included in the Registration
                  Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                           (iv) No Material Adverse Change in Business. Since
                  the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company (a "Material Adverse Change"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are required to be disclosed under the 1933 Act and the 1933 Act Regulations, and
                  (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                           (v) Good Standing of the Company. The Company has
                  been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pricing Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

                           (vi)  Subsidiaries.  The Company has no subsidiaries.

                           (vii) Capitalization; Authorization and Description
                  of Securities. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or the Pricing Agreement); the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of Common Stock was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company, under any agreement to which the Company is a party or otherwise; the Securities have been duly authorized


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                  for issuance and sale to the Underwriters pursuant to this
                  Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of consideration set forth herein, will be validly issued and fully paid and nonassessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company, under any agreement to which the Company is a party or otherwise. Except as disclosed in the Prospectus, (a) there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company and (b) there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                           (viii) Absence of Defaults and Conflicts. The Company
                  is not (a) in violation of its charter or bylaws or (b) in breach or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, "Agreements and Instruments"), excluding in each case in this clause (b), breaches or defaults which, individually or in the aggregate, could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change; and the execution, delivery and performance of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any Agreements and Instruments, excluding in each case, conflicts, breaches or defaults which, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court,


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                  domestic or foreign, having jurisdiction over the Company or any of its assets or properties.

                           (ix) Absence of Labor Disputes or Violations. The
                  Company is not in violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Change. The Company is not bound by or subject to (and none of its properties or assets is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. No labor dispute in which the Company is involved exists, nor, to the best knowledge of the Company, is any labor dispute imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers, contractors or licensees, which, in either case, could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, as amended (the "Code") and the regulations and published interpretations thereunder, including but not limited to Sections 4975 and 4980B of the Code. Any "pension plans" established or maintained by the Company to which the Company is a contributor that are intended to be qualified under Section 401(a) of the Code are so qualified. The Company does not contribute to any "multi-employer pension plan."

                           (x) Absence of Proceedings. There is no action, suit,
                  proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, or could, singly or in the aggregate, reasonably be expected to materially and adversely affect the properties or assets of the Company or the consummation of this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company is a party or to which any of its properties or assets is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.


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                           (xi) Accuracy of Exhibits. There are no contracts or
                  documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act or by the 1933 Act Regulations which have not been so described and filed as required.

                           (xii) Possession of Intellectual Property. The
                  Company has sufficient title and ownership of patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, "Intellectual Property") necessary to carry on the business it now operates, and the Company has not received any notice or is not otherwise aware of any claim, action or demand of any person in the United States or elsewhere or any proceeding in the United States or elsewhere, pending or threatened, which (a) challenges the ownership interests of the Company in any of the Intellectual Property or (b) alleges that any product or service of the Company infringes or misappropriates the Intellectual Property rights of others or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which action or proceeding (including without limitation infringement, misappropriation, and unfair competition), if the subject of any unfavorable decision, ruling or finding, or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

                           (xiii) Absence of Further Requirements. No filing
                  with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority, agency or body is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have already been obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                           (xiv) Possession of Licenses and Permits. The Company
                  possesses such certificates, authorities, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business it now operates; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to


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                  be in full force and effect could not, singly or in the
                  aggregate, reasonably be expected to result in a Material Adverse Change; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

                           (xv) Title to Property. The Company has good and
                  marketable title to all of its real property and good title to all of its personal property, free and clear of all liens, encumbrances and defects, except as stated in the Prospectus or such as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change; and all of the leases material to the business of the Company, and under which the Company holds properties described in the Prospectus, are in full force and effect, and the Company does not have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased premises under any such lease.

                           (xvi) Authorization of Agreement. This Agreement has
                  been, and, at the Representation Date the Pricing Agreement will have been, duly and validly authorized, executed and delivered by the Company.

                           (xvii) Relations with Cuba. The Company has not done,
                  and is not presently doing, business with the government of Cuba or with any person or any affiliate located in Cuba.

                           (xviii) Descriptions in Registration Statement. The
                  descriptions in the Registration Statement of laws, regulations and rules, of legal and governmental proceedings and of contracts, agreements, leases and other documents including, without limitation, under the headings "Business -- Collaborative Agreements, -- Patents, Proprietary Technology and Trade Secrets, and -- Government Regulation" and "Description of Capital Stock" are accurate in all material respects.

                           (xix) Environmental Laws. The Company is not in
                  violation of any federal, state, local or foreign laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products, asbestos or asbestos-containing materials or polychlorinated biphenyls ("Materials of


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                  Environmental Concern"), or otherwise relating to the
                  protection of human health and safety, or the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations, excluding any violations which individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change or otherwise would require disclosure in the Prospectus; the Company has not received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and, to the Company's knowledge, there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to such violation in the future; there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorneys' fees or penalties relating to (x) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company, now or in the past, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"); and there are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

                           (xx) Adequate Insurance. The Company maintains
                  insurance of the types and in the amounts generally deemed adequate for its business, including, without limitation, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other material risks customarily insured against, all of which insurance is in full force and effect. The Company has no reason to believe that it will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

                           (xxi) No Related Party Transactions. There are no
                  outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit, directly or indirectly, of any of the officers or directors of the Company or any other related party transactions required by the 1933 Act or by the 1933 Act Regulations to be disclosed in the Prospectus, except as disclosed in the Prospectus.


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                           (xxii) Internal Accounting Methodology. The Company
                  maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (xxiii) Taxes. The Company has filed all necessary
                  federal, state and foreign income, franchise, payroll, sales and other required tax returns, and all such returns are complete and correct in all material respects. The Company has paid all federal, state and foreign taxes when due. The Company has no knowledge of any material tax deficiency which has been or is likely to be asserted or threatened against the Company which deficiency has not been fully and fairly reflected in the Company's financial statements included in the Prospectus.

                           (xxiv) Nasdaq Listing. Application has been made to
                  effect the quotation of the Common Stock on the Nasdaq National Market.

                           (xxv) Compliance with Laws. Except as set forth in
                  the Prospectus, the Company is in compliance in all material respects with all applicable laws, statutes, ordinances, rules or regulations, the enforcement of which, singly or in the aggregate, could be reasonably expected to result in a Material Adverse Change.

                           (xxvi) Investment Company. The Company is not, and
                  upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                           (xxvii) No Brokers. Other than as contemplated by
                  this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

                           (xxviii) No Stabilization. The Company has not (i)
                  taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or that could reasonably be expected to constitute, the stabilization or manipu-


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                  lation of the price of any security of the Company to
                  facilitate the sale or resale of the Securities or (ii) since the initial filing of the Registration Statement (a) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Securities or (b) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                           (xxix) Lock-ups. The Company has obtained and
                  delivered to the Representatives the agreements of the persons and entities named in Schedule B hereto substantially in the form of Exhibit B hereto.

                           (xxx) No Other Prospectus. The Company has not
                  distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus filed with the Commission, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representatives.

                  (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  Section 2.  Sale and Delivery to Underwriters; Closing.

                  (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell the number of Securities set forth in Schedule A to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                  (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to all of the Option Securities at the purchase price per share set forth in the Pricing Agreement. The option hereby granted will expire 30 days after the Representation Date and may be exercised in whole or in part on one occasion only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Such time and date of delivery (the "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Options Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities (except as otherwise provided in the Pricing Agreement), subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any purchases of fractional interests, plus any additional number of Option Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                  (c) Payment of the purchase price for the Securities shall be made at the office of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, or at such other place as shall be agreed upon by the Representatives and the Company, at 7:00 A.M. California time on the third (fourth, if the pricing occurs after 4:30 P.M. New York time) business day (unless postponed in accordance with the provisions of Section 10 hereof) after the Representation Date, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company by wire transfer or transfer in immediately available funds against delivery to the Representatives at Merrill Lynch's World Headquarters, North Tower, World Financial Center, New York, New York 10281 for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time. It is understood that each Underwriter has authorized the Representatives, for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Securities will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to the

         Closing Time or the relevant Date of Delivery at Merrill Lynch's World Headquarters, North Tower, World Financial Center, New York, New York 10281.

                  (d) In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for such Option Securities shall be made at the above-mentioned offices of Wilson Sonsini Goodrich & Rosati, or at such other place as shall be agreed upon by the Representatives and the Company, on the Date of Delivery specified in the notice from the Representatives to the Company. Payment shall be made to the Company by wire transfer or transfer in immediately available funds against delivery to the Representatives at the above mentioned offices of Merrill Lynch for the respective accounts of the Underwriters of certificates for the Option Securities to be purchased by them. Certificates for the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time or the Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for their accounts, to accept delivery of, receipt for, and make payment of the purchase price for the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Date of Delivery, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Option Securities, if any, will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to the Date of Delivery. For purposes of this agreement "business day" means a day on which the New York Stock Exchange ("NYSE") is open for business.

                  Section 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately of (i) the effectiveness of the Registration Statement and of the effectiveness of any post-effective amendment to the Registration Statement or of the filing of any amendment or supplement to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or the suspension of the qualification of the Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

                  (c) The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment or post-effective amendment or supplement or Term Sheet thereto (without exhibits) for each of the Underwriters.

                  (d) The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for the purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, from time to time, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) and the Term Sheet, if any, as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations").

                  (e) The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel or the Company, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                  (f) The Company will use its diligent reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of the Pricing Agreement and the effective date of any Rule 462(b) Registration Statement. The Company will inform the Florida Department of Banking and Finance if, prior to the completion of the distribution of the Securities by the Underwriters, the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days of the commencement thereof or after a change to any such previously reported information.

                  (g) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                  (h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to
         Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  (i) During a period of 180 days from the Representation Date, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of (whether directly or synthetically) or enter into any agreement to sell or otherwise dispose of (whether directly or synthetically) any Common Stock or any security convertible into or exchangeable into or exercisable for Common Stock (except for Common Stock issued pursuant to this Agreement, pursuant to employee benefit plans described in the Prospectus, pursuant to the exercise of convertible securities, options or warrants described in the Prospectus or pursuant to joint ventures or similar arrangements entered into with corporate partners after the date of this Agreement), or file any registration statement under the 1933 Act with respect to any of the foregoing (except for any registration statement on Form S-8 or successor to such form).

                  (j) If the Company uses Rule 434 of the 1933 Act Regulations, it will comply with the requirements of Rule 434 of such regulations and the Prospectus will not be "materially different," as such term is used in Rule 434 of the 1933 Act Regulations, from the Prospectus first given to the Underwriters for their use.

                  (k) The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

                  (l) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption "Use of Proceeds."

                  (m) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

                  Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, including any post-effective amendments, (ii) the preparation, printing and delivery to the Underwriters of such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities in accordance with customary practice and to the extent reasonably required to effect the sale of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the reasonable fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, and (ix) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

                  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                  Section 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

                  (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective not later than 5:30 P.M. on the date of this Agreement. At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The price of the Securities and any price-related information previously omitted from the effective Registration Statement and any Term Sheet used pursuant to Rule 434 shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and, prior to the Closing Time, the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective.

                  (b) At the Closing Time, the Representatives shall have received:

                           (i) The favorable opinion, dated as of the Closing
                  Time, of Wilson, Sonsini, Goodrich & Rosati, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                    a. The Company has been duly incorporated
                           and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                                    b. The Company has the corporate power and
                           authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement and the Pricing Agreement.

                                    c. The Company is duly qualified as a
                           foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify to be in good standing could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

                                    d. The authorized, issued and outstanding
                           capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or the Pricing Agreement); the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; no holder of Common Stock is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any stockholder of the Company arising by operation of law, under the charter or bylaws of the Company or under any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other material agreement or instrument filed as an exhibit to the Registration Statement or otherwise known to such counsel (the "Reviewed Documents").

                                    e. The Securities have been duly authorized
                           for issuance and sale to the Underwriters pursuant to this Agreement and the Pricing Agreement and, when issued and delivered by the Company pursuant to this Agreement and the Pricing Agreement against payment of the consideration required pursuant to this Agreement, will be validly issued and fully paid and nonassessable.

                                    f. The issuance of the Securities is not
                           subject to statutory pre-emptive or other similar rights arising by operation of law, under the charter or bylaws of the Company or any Reviewed Document.

                                    g. Except as disclosed in or specifically
                           contemplated by the Prospectus, to their knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. The outstanding stock options relating to the Common Stock have been duly authorized and validly issued and the description thereof contained in the Prospectus is accurate in all material respects.

                                    h. This Agreement and the Pricing Agreement
                           have each been duly authorized, executed and delivered by the Company.

                                    i. The Registration Statement, including any
                           Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                                    j. The Registration Statement, including any
                           Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements, financial information and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                                    k. The form of certificate used to evidence
                           the Common Stock complies in all material respects will all applicable statutory requirements, with any applicable requirements of the charter and bylaws of the Company and the requirements of the Nasdaq National Market.

                                    l. To their knowledge, there is no pending
                           or threatened action, suit, proceeding, inquiry or investigation to which the Company is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body, which could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change or which could, singly or in the aggregate, reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement or the Pricing Agreement or the performance of the Company's obligations hereunder or thereunder or the transactions contemplated by the Registration Statement.

                                    m. The Common Stock conforms to the
                           description thereof contained in the Prospectus under the caption "Description of Capital Stock" and the information in the Prospectus under the captions "Business -- Collaborative Agreements", "Business -- Government Regulation", "Business -- Facilities", "Business -- Legal Proceedings", "Certain Transactions", "Description of Capital Stock" and "Shares Eligible for Future Sale" and in the Registration Statement under Items 14 and 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter or bylaws or legal proceedings or legal conclusions, has been reviewed by them and is accurate and complete in all material respects.

                                    n. To their knowledge, the Company is not in
                           violation of its charter or bylaws and no default by the Company exists in the due performance or observance of any Reviewed Document.

                                    o. To their knowledge and information, there
                           are no Agreements and Instruments, statutes, regulations or proceedings required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; and the descriptions thereof or references thereto are accurate and complete in all material respects.

                                    p. No authorization, approval, consent or
                           order of any court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which no opinion need be expressed) is required in connection with the due authorization, execution and delivery of this Agreement and the Pricing Agreement by the Company or for the offering, issuance or sale of the Securities by the Company to the Underwriters.

                                    q. The execution, delivery and performance
                           of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the use of proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any Reviewed Document that could reasonably be expected to result in a Material Adverse Change, nor will such action result in any violation of the provisions of the charter or bylaws of the Company, or any applicable law (applicable law for this purpose shall be limited to those United States, California and Delaware statutes, laws or regulations currently in effect which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement).

                                    r. The Company has sufficient title and
                           ownership of the Intellectual Property necessary to carry on the business it now operates, and, to the best of their knowledge, the Company has not received any notice or is not otherwise aware of any claim, action or demand of any person in the United States or elsewhere or any proceeding in the United States or elsewhere, pending or threatened, which (a) challenges the ownership interests of the Company in any of the Intellectual Property or (b) alleges that any product or service of the Company infringes or misappropriates the Intellectual Property rights of others or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which action or proceeding (including without limitation infringement, misappropriation, and unfair competition), if the subject of any unfavorable decision, ruling or finding, or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

                                    s. In addition, such counsel shall state
                           that they have participated in conferences with directors, officers and other representatives of the Company, the Representatives, the Company's independent accountants and counsel for the Underwriters at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although they are not passing upon, and they do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (including financial statements and other financial data included therein), and they have not made any independent check or verification thereof, on the basis of the foregoing, nothing has come to their attention that caused them to believe that the Registration Statement, including the Rule 430A Information and the Rule 434 Information (if applicable) (except for financial statements and schedules and other financial data included therein, as to which such counsel need make no statement), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for the financial statements and schedules and other financial information contained therein, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemental prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstance under which they were made, not misleading.

                           (ii) The signed opinion, dated as of the Closing
                  Time, of Lyon & Lyon, special patent counsel to the Company, in the form of Exhibit C attached hereto.

                           (iii) The favorable opinion, dated as of the Closing
                  Time, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, with respect to the matters set forth in (a),
                  (e), (f) (solely as to preemptive rights arising by operation of law or under the charter or bylaws of the Company), (h),
                  (i), (j), (k) and (m) (solely as to the information in the Prospectus under the caption "Description of Capital Stock") of subsection (b)(i) of this Section, except that, with respect to the matters referred to in (n), no opinion need be expressed as to whether any of the Company's outstanding shares of Common Stock, other than the Securities, have been duly authorized or validly issued or are fully paid or nonassessable.

                           In addition, Skadden, Arps, Slate, Meagher & Flom
                  shall state that they have participated in conferences with directors, officers and other representatives of the Company, the Representatives, the Company's independent accountants and counsel for the Underwriters at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although they are not passing upon, and they do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (including financial statements and other financial data included therein), and they have not made any independent check or verification thereof, on the basis of the foregoing, nothing has come to their attention that would lead them to believe that the Registration Statement including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein, as to which such counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemental prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the president and chief executive officer of the Company and of the chief operating officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Change,
         (ii) the representations and warranties of the Company in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                  (d) At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young, LLP a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that (i) they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon the limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (B) the unaudited income statement data set forth under "Selected Combined Financial Data" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, or (C) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the long term debt of the Company or any decrease in current assets or total assets as compared with the amounts shown in the latest balance sheet included in the Registration Statement or, during the period from March 31, 1996 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, net income, or net income per share of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter; and (v) they have compared the information in the Prospectus under selected captions with the disclosure requirements in Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K. Such letter shall also include such statements regarding pro forma financial information as the Representatives shall reasonably request.

                  (e) At the Closing Time, the Representatives shall have received from Ernst & Young, LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time and to the further effect that they have each carried out procedures as specified in clause (iv) of subsection
         (d) of this Section with respect to certain amounts, percentages and financial information specified by the Representatives and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

                  (f) At the Closing Time and at the Date of Delivery, if any, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

                  (g) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (h) At the Closing Time and at the Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                  (i) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Date of Delivery and, at the Date of Delivery, the Representatives shall have received:

                  (i) A certificate, dated the Date of Delivery, of the president and chief executive officer of the Company and of the chief operating officer of the Company, confirming that the respective certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of the Date of Delivery.

                  (ii) The favorable opinion of Wilson, Sonsini, Goodrich & Rosati, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof.

                  (iii) The favorable opinion of Lyon & Lyon, special patent counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof.

                  (iv) The favorable opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(iii) hereof.

                  (v) A letter from Ernst & Young, LLP, in form and substance satisfactory to the Representatives and dated the Date of Delivery, substantially the same in form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(i)(v) shall be a date not more than five days prior to the Date of Delivery.

                  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

                  Section 6.  Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                           (i) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense whatsoever, as
                  incurred (including, subject to Section 6(c) below, the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

         provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and, provided further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any loss, liability, claim, damage or expense based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact purchased Securities, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected has not been sent or given to such person within the time required by the 1933 Act and the 1933 Act Regulations (provided that copies of the Prospectus shall have been provided to such Underwriter in a timely fashion by the Company in compliance with Section 3(d) hereof.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
         (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

                  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

                  Section 8. Representations, Warranties, Agreements and Indemnities to Survive Delivery. All representations, warranties, agreements and indemnities contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

                  Section 9.  Termination of Agreement.

                  (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
         (iii) if trading in the Common Stock has been suspended or limited by the Commission or the Nasdaq National Market, or if trading generally on either the American Stock Exchange or the NYSE or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or systems or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal, New York or California authorities.

                  (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

                  Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

                  Section 11. Default by the Company. If the Company shall fail at the Closing Time or at the Date of Delivery, if any, to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 4, 6 and 7 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

                  Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at c/o Merrill Lynch & Co., 10900 Wilshire Boulevard, Suite 900, Los Angeles, California 90024, attention of H. Allen Bouch, Director; notices to the Company shall be directed to the Company at 850 Maude Avenue, Mountain View, California 94043, attention James E. Rurka, President and Chief Executive Officer of the Company.

                  Section 13. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  Section 14. Governing Law and Time. THIS AGREEMENT AND THE PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF THE DAY REFER TO NEW YORK CITY TIME.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                      Very truly yours,

                                      MICROCIDE PHARMACEUTICALS, INC.


                                      By___________________________
                                        Name:
                                        Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
ALEX. BROWN & SONS INCORPORATED
COWEN & COMPANY
By: Merrill Lynch, Pierce, Fenner & Smith
                Incorporated



By__________________________________
        Authorized Signatory

For each of themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                                                        Number of
Name of Underwriter                                                                                Initial Securities
- -------------------                                                                                ------------------
Merrill Lynch, Pierce,
    Fenner & Smith
    Incorporated................................................................................

Alex. Brown & Sons
    Incorporated................................................................................

Cowen & Company.................................................................................
                                                                                                         -------

Total..........................................................................................        2,500,000


                                    Sch A - 1

                                   SCHEDULE B

        Michael J. O'Donnell
        Stuart Schreiber





                                    Sch B - 1

                                                                       Exhibit A

                                2,500,000 Shares

                         MICROCIDE PHARMACEUTICALS, INC.

                            (a Delaware corporation)

                                  Common Stock

                           (Par Value $.001 Per Share)

                                PRICING AGREEMENT

MERRILL LYNCH & CO.                                           ___________, 1996
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
ALEX. BROWN & SONS INCORPORATED
COWEN & COMPANY
    as Representatives of the several
    Underwriters named in the within-
    mentioned Purchase Agreement
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281

Dear Sirs:

                  Reference is made to the Purchase Agreement dated __________, 1996 (the "Purchase Agreement") relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Alex. Brown & Sons Incorporated and Cowen & Company are acting as representatives (the "Representatives"), of the above shares of Common Stock (the "Securities"), of Microcide Pharmaceuticals, Inc., a Delaware corporation (the "Company").

                  Pursuant to Section 2 of the Purchase Agreement, the Company agrees with each Underwriter as follows:

                           1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $[______] .

                           2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $[______], being an amount equal to the initial public offering price set forth above less $[_____] per share; provided that the purchase price per share for any Option Securities (as defined in the Purchase Agreement) purchased upon exercise of the over-allotment option described in Section 2(b) of the Purchase Agreement shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Initial Securities (as defined in the Purchase Agreement) but not payable on the Option Securities.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                                Very truly yours,

                                                MICROCIDE PHARMACEUTICALS, INC.



                                                By_____________________________
                                                  Name:
                                                  Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
ALEX. BROWN & SONS INCORPORATED
COWEN & COMPANY
By: Merrill Lynch, Pierce, Fenner & Smith
                Incorporated

By_____________________________
    Authorized Signatory


For each of themselves and as Representatives of the other Underwriters named in Schedule A to the Purchase Agreement.

                                                                       Exhibit B

                                                       _____, 1996

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
ALEX. BROWN & SONS INCORPORATED
COWEN & COMPANY
         as Representative of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

         Re:      Proposed Public Offering by Microcide Pharmaceuticals, Inc.

Dear Sirs:

                  The undersigned, a stockholder [and an officer and/or director] of Microcide Pharmaceuticals, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Alex. Brown & Sons Incorporated and Cowen & Company propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.001 per share (the "Common Stock"), and a related Pricing Agreement (the "Pricing Agreement") which will set forth, among other things, the initial public offering price of the Securities. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director]* of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Pricing Agreement, the undersigned will not, without the prior written consent of Merrill Lynch and the other representatives, if any, of the several underwriters named in the Purchase Agreement, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of or transfer, whether directly or synthetically, any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing.


                                       Very truly yours,


                                       Signature:___________________________


                                       Print Name:__________________________

                                                                       Exhibit C



                   [FORM OF OPINION OF SPECIAL PATENT COUNSEL]

                                                        _______, 1996

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
ALEX. BROWN & SONS INCORPORATED
COWEN & COMPANY
         as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Dear Sirs:

                  This opinion is furnished to you pursuant to Section 5(b)(ii) of the Purchase Agreement dated _____, 1996 (the "Purchase Agreement") between you, as representatives of the several underwriters named in Schedule A thereto, and Microcide Pharmaceuticals, Inc., a Delaware corporation (the "Company").

                  We represent the Company as patent counsel in connection with intellectual property matters, including the preparation, filing and prosecution of certain patent applications in the United States and other countries. In connection with our responsibilities as patent counsel for the Company, we have filed (except for U.S.S.N. 08/222,262) and are prosecuting, the pending patent applications concerning the Company's Gram-Positive, Efflux Pump, Essential Genes and Pathogenesis Programs (collectively, the "Patent Applications").

                  Based upon our experience as patent counsel to the Company and a review of our records of the Company's intellectual property assets, we state as follows:

                  Prior to the filing of the Patent Applications, we conducted limited investigations of the published prior art found by Microcide scientists (in some cases with our assistance), relating to some of the inventions claimed in the Patent Applications. No other searches for other prior art were conducted by us. Based on the information provided us from these investigations, we believe we have disclosed or will disclose in the Patent Applications all material prior art references known to us during the prosecution of the Patent Applications to the United States Patent and Trademark Office (the "PTO"). We believe that the information submitted to the PTO in the Patent Applications, and in connection with the prosecution of the Patent Applications, was accurate. We believe that neither this firm, nor the Company, made any misrepresentation or concealed any material fact from the PTO in any of the Patent Applications, or in connection with the prosecution of the Patent Applications.

                  We have reviewed only two sections of the Registration Statement on Form S-1, dated March 18, 1996, filed by the Company [the "Registration Statement"] namely, Paragraphs 1 and 2 inclusive under the caption "Risk Factors--Dependence on Proprietary Technology and Unpredictability of Patent Protection," and Paragraphs 1-3 inclusive of "Business--Patents, Proprietary Technology and Trade Secrets" [hereinafter "Two

Sections"]. We opine only with regard to the Two Sections and on no other section of the Registration Statement or related prospectus [the "Prospectus"]. We give no opinion with regard to statements in the Two Sections concerning business matters, including any reference to the Company's success, agreements, competition, expectations, goals, policies, trade secrets, and know-how. We opine only with regard to the Patent Applications, and with respect to the information in the Two Sections relating thereto, nothing has come to our attention that would lead us to believe that such information contains any untrue statement or omits to state a material fact that is required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. We provide no opinion with regard to trade secrets, know-how, and agreements since we have not reviewed such matters of the Company.

                  Subject to the above limitations, we are of the opinion that:

                  Based solely on communications with officials at the Company:
(1) we understand that the Company is not subject to any current claim or notice of infringement or other violation of any patent; and (2) we have no knowledge of any material facts which would preclude the Company from having clear title to the Patent Applications.

                  From our review of the Patent Applications, except as set forth in the Prospectus, (1) to our knowledge and belief, there are no legal or governmental proceedings or interference proceedings pending relating to the Patent Applications, other than a standard review of the pending Patent Applications; (2) to our knowledge and belief, each of the non-provisional Patent Applications has been assigned or will be assigned to the Company by the inventors named therein, and has been filed by, or on behalf of, the Company with the PTO in accordance with the rules and regulations of the PTO; (3) to our knowledge and belief, substantially all such Patent Applications have been awarded a filing date by the PTO; and (4) we are unaware of any facts which form a basis for a finding of unenforceability or invalidity of any of the Patent Applications that are material to the Company's business.

                  We have no reason to believe that the Patent Applications will not eventuate in issued patents or that any patents issued in respect of the Patent Applications will not be valid.

                  In addition, nothing has come to our attention that would lead us to believe that the Registration Statement or Prospectus (insofar as if discusses patents), in the Two Sections, at the time they became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  We are delivering this opinion to you solely for your benefit and the benefit of the several underwriters named in Schedule A to the Purchase Agreement, and no other person may rely upon it.

                                Very truly yours,

                                                              _____, 1996


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
ALEX. BROWN & SONS INCORPORATED
COWEN & COMPANY
         as Representative of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

         Re:      Proposed Public Offering by Microcide Pharmaceuticals, Inc.

Dear Sirs:

                  The undersigned, a stockholder [and an officer and/or director] of Microcide Pharmaceuticals, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Alex. Brown & Sons Incorporated and Cowen & Company propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.001 per share (the "Common Stock"), and a related Pricing Agreement (the "Pricing Agreement") which will set forth, among other things, the initial public offering price of the Securities. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Pricing Agreement, the undersigned will not, without the prior written consent of Merrill Lynch and the other representatives, if any, of the several underwriters named in the Purchase Agreement, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of or transfer, whether directly or synthetically, any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing.

                                             Very truly yours,



                                             Signature:_____________________

                                             Print Name:____________________